EXHIBIT 13.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Annual Report of Attunity Ltd (the “Company”) on Form 20-F for the period ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Shimon Alon, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that, to my knowledge:

(1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Shimon Alon Shimon Alon Chairman and Chief Executive Officer

March 29, 2013